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                                                                   Exhibit 10.23


                                December 15, 1997



Mr. Kenneth R. Konikowski
271 Route 46 West
Suite F-10
Fairfield, NJ  07004

Re: Stock Purchase Agreement dated November 20, 1996, as amended on April 7, 1997, and on November 20, 1997, among DynamicWeb Enterprises, Inc. (the "Company"), Software Associates, Inc. and Kenneth R. Konikowski

Dear Ken:

         As you are aware, under Section 3 of the above-referenced Stock Purchase Agreement (the "Agreement"), you may receive additional shares of the common stock, $.0001 par value per share (the "Common Stock"), of the Company, depending on the trading price of the Common Stock immediately prior to January 30, 2000.

         As you are further aware, the Agreement was amended pursuant to a letter agreement dated April 7, 1997, between the Company and you and another letter agreement dated November 20, 1997 between the Company and you (the "Amendments").

         The purpose of this letter is to further amend the Agreement to modify the number of additional shares the Company is obligated to issue to you, and the average closing bid price of the Company's Common Stock per share for the five trading days immediately prior to January 30, 2000, which would trigger such obligation. This amendment will be mutually beneficial to the Company and you, as it will facilitate the Company's planned public offering of shares of the Common Stock. Therefore, the Company and you hereby agree as follows:

         1. The Agreement is hereby modified and amended as follows:

                  (a) to change the average trading price set forth in
Section 3 of the Agreement to $21.565; and

                  (b) to change the maximum number of additional shares set forth in Section 3 to 178,420 (such number and price
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Mr. Kenneth R. Konikowski
December 15, 1997
Page 2


reflecting the Contribution of Stock and the Reverse Stock Split as such terms are defined in the Company's Securities and Exchange Commission Registration Statement No. 333-35579).

         2. The Agreement, as previously amended and further amended by this letter amendment, is hereby ratified and affirmed.

         Please indicate your acceptance and agreement with the terms of this letter below, and return one copy to me. Thank you for your assistance in this matter.

                                           Very truly yours,

                                           DYNAMICWEB ENTERPRISES, INC.


                                           By   /s/ Steve L. Vanechanos, Jr.
                                              ----------------------------------
                                                    Steve L. Vanechanos, Jr.,
                                                    Chairman and Chief Executive
                                                    Officer

AGREED TO AND ACCEPTED, intending to be legally bound hereby, as of this 15th day of December, 1997.

/s/ Kenneth R. Konikowski
------------------------------
    Kenneth R. Konikowski